UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009
Rio Vista Energy Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 E. Alton Gloor Blvd., Suite J Brownsville, Texas	78526

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (956) 831-0886
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2009, Rio Vista Energy Partners L.P.(“Rio Vista”) and its indirect, wholly-owned subsidiary, Rio Vista ECO, LLC (“ECO”) entered into a settlement agreement with TCW Asset Management Company (“TCW”), as administrative agent, and TCW Energy X Blocker, L.L.C. (“TCW Blocker”), a subsidiary of TCW, in connection with the first lien senior credit facility, as amended, (the “TCW Credit Facility”) between TCW and Rio Vista Penny (“Settlement Agreement”). As previously disclosed in Rio Vista’s Form 8-K filed on May 27, 2009, on May 21, 2009, Rio Vista Penny received a “notice of events of default – demand for cure” (“Default Notice”) and a “notification of disposition of collateral” (“Disposition of Collateral”) from TCW in connection with the TCW Credit Facility. In addition, on May 22, 2009, Rio Vista Penny also received a “notice of demand and acceleration of indebtedness” (“Acceleration of Indebtedness”) from TCW in connection with the TCW Credit Facility (collectively, the Default Notice, Disposition of Collateral and Acceleration of Indebtedness are referred to as the “TCW Actions”).

As part of a full and final settlement of the TCW Actions, TCW assigned its interest in the TCW Credit Facility and that certain warrant agreement between Rio Vista and TCW (“TCW Warrant”) to TCW Blocker. Under the terms of the Settlement Agreement, and pursuant to the equity foreclosure sale as prescribed under the TCW Actions, the TCW affiliated entities and the Rio Vista affiliated entities each agreed to release each of the other parties for all obligations and actions arising under the TCW Credit Facility and the TCW Actions. As consideration for the release of the Rio Vista entities by the TCW entities, ECO agreed to surrender to TCW all of ECO’s equity interest in Rio Vista Operating LLC. As additional consideration for the parties to enter into the Settlement Agreement, TCW also agreed to forego any right to acquire additional Rio Vista common units as provided for under the TCW Warrant (after adjusting for 400,000 common units previously exercised by TCW pursuant to the TCW Warrant prior to entering into the Settlement Agreement (“TCW Warrant Exercised”)). In addition, Rio Vista entered into a registration rights agreement with respect to the TCW Warrants Exercised (“Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, Rio Vista has agreed to provide piggyback registration rights with respect to the TCW Warrants Exercised and/or to cooperate with TCW Blocker in the event TCW Blocker chooses to dispose of the TCW Warrants Exercised through an underwritten offering.

The foregoing descriptions of the Settlement Agreement and Registration Rights Agreement are qualified by the terms of the actual Settlement Agreement and Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

As described in Items 1.01 and 2.01 of this Current Report, the TWC Credit Facility and the remaining portion of the TCW Warrant were terminated on May 27, 2009 pursuant to the Settlement Agreement. The TCW Credit Facility was a $30.0 million senior secured credit facility available to Rio Vista Penny with a maturity date of August 29, 2010. The TCW Credit Facility was secured by a first lien on all of the Oklahoma assets and associated production proceeds. The interest rate was 12.5%, increasing an additional 2% if there was an event of default. Payments under the TCW Credit Facility were interest-only until December 29, 2008. Rio Vista Penny and Rio Vista GO, which held the Oklahoma assets, were prohibited from making upstream distributions to Rio Vista unless certain conditions specified in the TCW Credit Facility were met. The TCW Credit Facility had no prepayment penalty. TCW had the right to convert the outstanding principal amount of the TCW Credit Facility into common units of Rio Vista pursuant to the TCW Warrant.

Item 2.01. Completion of Acquisition or Disposition of Assets

As described in item 1.01 of this Current Report, on May 27, 2009, TCW completed the equity foreclosure on Rio Vista Penny LLC and Rio Vista GO LLC pursuant to which TCW assumed such equity interests and their outstanding indebtedness under the TCW Credit Facility. Pursuant to the Settlement Agreement, TCW was assigned the equity interests of Rio Vista Operating LLC, resulting in the entire disposition of Rio Vista’s equity interests in entities which comprised Rio Vista’s oil and gas related activities, including all of Rio Vista’s interests in the leased oil and gas properties and pipeline gathering assets.

As a result of the Settlement Agreement and the equity foreclosure, Rio Vista no longer participates in the acquisition, development and production and/or as operator of oil and natural gas properties.

As reported in Rio Vista’s recently filed quarterly report on Form 10-Q for the quarter ended March 31, 2009, as of March 31, 2009, the net book value of the Oklahoma Assets was approximately $35.1 million. As a result of the Settlement Agreement and the equity foreclosure, based on March 31, 2009 balances, Rio Vista would record a loss related to the Oklahoma Assets of approximately $7.1 million.

Item 3.02. Unregistered Sales of Equity Securities

On May 27, 2009, TCW exercised its right pursuant to the TCW Warrant to acquire 400,000 common units of Rio Vista with the exercise price being paid through a corresponding reduction of the outstanding indebtedness owing under the TCW Credit Facility (“Warrant Exercise”) by approximately $150,000. These issuances were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because the issuances do not involve a public offering of securities.

Item 8.01. Other Events

As described in item 1.01, item 1.02, and item 2.01 of this Current Report, Rio Vista no longer participates in the acquisition, development and production and/or as operator of oil and natural gas properties.

As reported in Rio Vista’s recently filed quarterly report on Form 10-Q for the quarter ended March 31, 2009, as of March 31, 2009, the net book value of the Oklahoma Assets was approximately $35.1 million. As a result of the Settlement Agreement and the equity foreclosure, based on March 31, 2009 balances, Rio Vista would record a loss related to the Oklahoma Assets of approximately $7.1 million.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

10.1	Settlement Agreement dated as of May 27, 2009 by and between Rio Vista Energy Partners L.P., Rio Vista ECO, LLC, TCW Asset Management Company, as administrative agent, and TCW Energy X Blocker, L.L.C.
10.2	Registration Rights Agreement dated as of May 27, 2009 by and between Rio Vista Energy Partners L.P. and TCW Energy X Blocker, L.L.C.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its
General Partner

	By:	/s/ Ian T. Bothwell

		Name:	Ian T. Bothwell
		Title:	Acting Chief Executive Officer, Acting President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Executive, Financial and Accounting Officer)
Date: June 2, 2009

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement dated as of May 27, 2009 by and between Rio Vista Energy Partners L.P., Rio Vista ECO, LLC, TCW Asset Management Company, as administrative agent, and TCW Energy X Blocker, L.L.C.
10.2	Registration Rights Agreement dated as of May 27, 2009 by and between Rio Vista Energy Partners L.P., and TCW Energy X Blocker, L.L.C.